FHLBANK DECLARES FIRST QUARTER DIVIDEND; ANNOUNCES CHANGES IN MANAGEMENT OF CAPITAL STOCK

March 28, 2014 – We are pleased to announce that FHLBank Topeka’s board of directors approved the following dividends for the first quarter of 2014 at its March 28, 2014, meeting:

• Class A Common Stock: 0.25 percent (per annum)
• Class B Common Stock: 4.00 percent (per annum)

The dividends are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account on March 31, 2014. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

Capital Management Changes. Today we are also announcing several changes in how we will manage capital going forward. These capital management changes are intended to better manage the amount of capital stock FHLBank Topeka has outstanding and should result in improved return on equity (ROE) performance as well as support higher dividend levels in future quarters.

The capital management changes being announced today are:

•	On April 4, 2014, FHLBank Topeka will repurchase all outstanding Excess Class A Common Stock.

•	Following this initial repurchase, FHLBank Topeka will periodically repurchase all outstanding Excess Class A Common Stock, generally on a monthly basis.

•	Excess Class B Common Stock will continue to be exchanged for Class A Common Stock on Wednesday of each week subject to the current $50,000 Excess Class B Common Stock threshold.

•	The Activity-Based Stock Purchase Requirement for advances will be reduced from the current 5 percent to 4.5 percent on May 5, 2014.

•	Beginning with the second quarter of 2014, dividends will be paid in cash as opposed to stock.

Based on these changes and projected second quarter operating performance, management expects to recommend the following cash dividend rates for the second quarter of 2014:

• Class A Common Stock: 1.00 percent (per annum)
• Class B Common Stock: 5.00 percent (per annum)

Management cautions, however, that market conditions can be unpredictable and adverse changes may result in lower dividends rates in the next quarter.

If you have any questions related to the dividend or the capital management changes, please contact Lending at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms.FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.